Exhibit 99.1

Media Contacts:
Michael D. Porcelain, Senior Vice President and Chief Financial Officer
(631) 962-7103
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR THE THIRD QUARTER OF FISCAL 2016 AND PROVIDES
UPDATED FINANCIAL GUIDANCE

Melville, New York – June 8, 2016 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the three and nine months ended April 30, 2016. Net sales for the three months ended April 30, 2016 were $124.2 million compared to $71.6 million for the three months ended April 30, 2015. Net sales for the nine months ended April 30, 2016 were $258.6 million compared to $229.8 million for the nine months ended April 30, 2015. The increase in net sales for both periods reflects incremental sales of approximately $66.0 million as a result of the acquisition of TeleCommunication Systems, Inc. ("TCS,") partially offset by lower sales of legacy Comtech products. As previously announced, the TCS acquisition closed on February 23, 2016. The Company achieved bookings of approximately $139.2 million during the third quarter of fiscal 2016 which translates into a quarterly book-to-bill ratio (a measure of quarterly bookings divided by quarterly net sales) of 1.12 compared with an average book-to-bill ratio of 0.81 for the prior two quarters.

Operating net loss was $13.4 million and $8.0 million for the three and nine months ended April 30, 2016, respectively as compared to operating income of $7.2 million and $26.0 million for the three and nine months ended April 30, 2015, respectively. During the three and nine months ended April 30, 2016, we expensed $17.0 million and $20.7 million, respectively, of pre-tax acquisition plan expenses, almost all of which relates to the Company's acquisition of TCS. Excluding these expenses, we would have reported operating income for the three and nine months ended April 30, 2016 of $3.6 million and $12.7 million, respectively.

GAAP net loss was $14.4 million, or $(0.89) per diluted share, for the three months ended April 30, 2016 as compared to GAAP net income of $5.0 million, or $0.30 per diluted share, for the three months ended April 30, 2015. GAAP net loss was $10.4 million, or $(0.65) per diluted share, for the nine months ended April 30, 2016 as compared to GAAP net income of $17.8 million, or $1.08 per diluted share, for the nine months ended April 30, 2015.

Adjusted EBITDA was $12.5 million and $29.2 million for the three and nine months ended April 30, 2016 as compared to $11.6 million and $39.8 million for the three and nine months ended April 30, 2015. Adjusted EBITDA is a Non-GAAP financial measure that is defined and reconciled to the most directly comparable GAAP financial measure in the below table.

The Company also announced that it is updating its fiscal 2016 revenue guidance to a new range of $425.0 million to $435.0 million and that it expects GAAP diluted EPS for fiscal 2016 will range from a loss of $0.90 to a loss of $0.81. The Company is also updating its fiscal 2016 Adjusted EBITDA guidance to a new range of $44.0 million to $46.0 million. The Company’s updated fiscal 2016 financial guidance reflects an updated assessment of the timing of expected orders, anticipated shipment delays related to over-the-horizon microwave equipment orders currently in our backlog, as well as additional legal expenses associated with legacy TCS intellectual property matters which are discussed in more detail in the Company’s Form 10-Q filed with the Securities and Exchange Commission ("SEC") earlier today. The Company also expects to record an additional $3.9 million of acquisition plan expenses during the fourth quarter of fiscal 2016. The Company is on track to deliver an annual run-rate of cost synergies of at least $8.0 million. The Company also indicated that it has begun its annual planning process and is targeting fiscal 2017 Adjusted EBITDA to range from $70.0 million to $80.0 million. These Adjusted EBITDA targets include twelve full months of TCS operations, a full year of synergies and earnings growth, partially offset by incremental legal expenses related to the aforementioned intellectual property matters.

In commenting on the Company's performance and fiscal 2016 business outlook, Dr. Stanton Sloane, President and Chief Executive Officer, stated, “Our third quarter of fiscal 2016 reflects only two full months of TCS operations but we are extremely pleased with what we have seen so far. We are seeing signs of end-market stabilization for our legacy Comtech business and bookings for our most recent quarter across most of our product lines were strong. With much of the integration work behind us, I look forward to a solid finish in fiscal 2016 and I am increasingly optimistic that fiscal 2017 will be a strong year for Comtech.”

Selected Fiscal 2016 Third Quarter Financial Metrics and Other Items

•
The Company notes that its fiscal 2016 updated financial guidance reflects only five full months of TCS operations as a result of the closing of the TCS acquisition on February 23, 2016. Comtech’s fourth fiscal quarter will reflect a full three months of combined operations.

•
As of April 30, 2016, the Company had $69.1 million of cash and cash equivalents before payment of its quarterly dividend of $4.9 million on May 20, 2016. However, after payment of the May 20, 2016 dividend and other remaining transaction and merger related expenditures, the Company now has approximately $50.0 million of cash and cash equivalents.

•
The Company's effective tax rate for fiscal 2016 will be impacted by various items including the non-deductibility of transaction related expenses incurred in connection with the TCS acquisition. Looking forward, the Company currently expects that its fiscal 2017 effective tax rate, excluding discrete items will approximate 37.5%.

•
The Company’s interest expense for the third quarter reflects, and going forward will continue to reflect the cost of borrowing in part for the TCS acquisition and the discharge of TCS's debt. As of April 30, 2016, total debt outstanding, net of $6.2 million of deferred financing costs and including capital lease obligations, was $351.2 million, of which $17.8 million was current. The blended interest expense rate during the fourth quarter of fiscal 2016 is expected to approximate 5.0% (including amortization of deferred financing charges). Looking forward to fiscal 2017, the Company currently expects that the blended interest rate on its total debt will approximate 5.0%.

•
The Company has completed a preliminary analysis and assessment of the fair values of the TCS assets acquired and liabilities assumed. Based on this preliminary analysis, $280.9 million was allocated to intangibles with definite lives and $127.1 million was allocated to goodwill. Total amortization of intangibles during the fourth quarter of fiscal 2016 (including amortization associated with the TCS assets acquired) is expected to approximate $6.0 million. Based on this preliminary analysis, total annual amortization of intangibles with definite lives in fiscal 2017, based on this preliminary analysis and assessment, is expected to approximate $22.8 million.

•
Backlog as of April 30, 2016 was $433.6 million compared to $92.6 million as of January 31, 2016. Backlog as of April 30, 2016 includes the acquired backlog of TCS. Total bookings for the three and nine months ended April 30, 2016 were $139.2 million and $248.5 million compared to $72.2 million and $226.4 million for the three and nine months ended April 30, 2015.

Additional information about the Company’s updated fiscal 2016 financial guidance is included in the Company’s third quarter investor presentation which is located on the Company’s website at www.comtechtel.com.

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Conference Call
The Company has scheduled an investor conference call for 8:30 AM (ET) on Thursday, June 9th, 2016. Investors and the public are invited to access a live webcast of the conference call from the Investor Relations section of the Comtech web site at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (877) 876-9177 (domestic), or (785) 424-1666 (international) and using the conference I.D. "Comtech." A replay of the conference call will be available for seven days by dialing (800) 723-0520 or (402) 220-2653. In addition, an updated investor presentation, including earnings guidance, is available on the Company's web site.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company sells products to a diverse customer base in the global commercial and government communications markets.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company's future performance and financial condition, plans and objectives of the Company's management and the Company's assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company's control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company's management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, among other things: the possibility that the expected synergies from the acquisition of TeleCommunication Systems, Inc. ("TCS") will not be fully realized, or will not be realized within the anticipated time period; the risk that Comtech’s and TCS’s businesses will not be integrated successfully; the possibility of disruption from the acquisition, making it more difficult to maintain business and operational relationships or retain key personnel; the nature and timing of receipt of, and the Company's performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements; changing customer demands; changes in prevailing economic and political conditions; changes in the price of oil in global markets; changes in foreign currency exchange rates; risks associated with the Company's and TCS's legacy legal proceedings, customer claims for indemnification, and other similar matters; risks associated with Comtech’s obligations under its Secured Credit Facility and acquisition debt; risks associated with the Company's large contracts; and other factors described in this and the Company's other filings with the SEC.

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended April 30,		Nine months ended April 30,
	2016	2015	2016	2015

Net sales	$124,187,000	71,633,000	258,627,000	229,826,000
Cost of sales	72,796,000	39,325,000	149,596,000	124,318,000
Gross profit	51,391,000	32,308,000	109,031,000	105,508,000

Expenses:
Selling, general and administrative	30,439,000	15,005,000	60,818,000	46,557,000
Research and development	12,613,000	8,582,000	28,216,000	28,267,000
Acquisition plan expenses	16,960,000	—	20,689,000	—
Amortization of intangibles	4,776,000	1,561,000	7,348,000	4,682,000
	64,788,000	25,148,000	117,071,000	79,506,000

Operating (loss) income	(13,397,000)	7,160,000	(8,040,000)	26,002,000

Other expenses (income):
Interest expense and other	3,473,000	72,000	3,621,000	406,000
Interest income and other	(5,000)	(107,000)	(227,000)	(281,000)

(Loss) income before provision for income taxes	(16,865,000)	7,195,000	(11,434,000)	25,877,000
(Benefit from) provision for income taxes	(2,510,000)	2,235,000	(994,000)	8,107,000

Net (loss) income	$(14,355,000)	4,960,000	(10,440,000)	17,770,000

Net (loss) income per share:
Basic	$(0.89)	0.31	(0.65)	1.10
Diluted	$(0.89)	0.30	(0.65)	1.08

Weighted average number of common shares outstanding – basic	16,195,000	16,202,000	16,184,000	16,220,000

Weighted average number of common and common equivalent shares outstanding – diluted	16,195,000	16,382,000	16,184,000	16,468,000

Dividends declared per issued and outstanding common share as of the applicable dividend record date	$0.30	0.30	0.90	0.90

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	April 30, 2016	July 31, 2015
Assets
Current assets:
Cash and cash equivalents	$69,112,000	150,953,000
Accounts receivable, net	134,054,000	69,255,000
Inventories, net	75,324,000	62,068,000
Prepaid expenses and other current assets	19,753,000	7,396,000
Deferred tax asset, net	—	11,084,000
Total current assets	298,243,000	300,756,000

Property, plant and equipment, net	39,588,000	15,370,000
Goodwill	264,503,000	137,354,000
Intangibles with finite lives, net	293,561,000	20,009,000
Deferred financing costs, net	3,739,000	—
Other assets, net	3,694,000	388,000
Total assets	$903,328,000	473,877,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$24,086,000	15,708,000
Accrued expenses and other current liabilities	75,137,000	29,470,000
Dividends payable	4,851,000	4,839,000
Customer advances and deposits, current	29,779,000	14,320,000
Current portion of long-term debt	14,062,000	—
Current portion of capital lease obligations	3,770,000	—
Interest payable	111,000	—
Total current liabilities	151,796,000	64,337,000

Non-current portion of long-term debt, net	328,486,000	—
Non-current portion of capital lease obligations	4,880,000	—
Income taxes payable	3,262,000	1,573,000
Deferred tax liability, net	24,193,000	2,925,000
Customer advances and deposits, non-current	6,137,000	—
Other liabilities	4,776,000	3,633,000
Total liabilities	523,530,000	72,468,000
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	—	—
Common stock, par value $.10 per share; authorized 100,000,000 shares; issued 31,204,396 shares and 31,165,401 shares at April 30, 2016 and July 31, 2015, respectively	3,121,000	3,117,000
Additional paid-in capital	430,549,000	427,083,000
Retained earnings	387,977,000	413,058,000
	821,647,000	843,258,000
Less:
Treasury stock, at cost (15,033,317 shares at April 30, 2016 and July 31, 2015)	(441,849,000)	(441,849,000)
Total stockholders’ equity	379,798,000	401,409,000
Total liabilities and stockholders’ equity	$903,328,000	473,877,000
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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

Use of Non-GAAP Financial Measures
In order to provide investors with additional information regarding our financial results, this press release contains "Non-GAAP financial measures" under the rules of the SEC. Our Adjusted EBITDA is a Non-GAAP measure that represents earnings before interest, income taxes, depreciation and amortization of intangibles, amortization of stock-based compensation, acquisition plan expenses and strategic alternatives analysis expenses. The Company's definition of Adjusted EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies, including a similarly titled measure previously utilized by TCS. Adjusted EBITDA is also a measure frequently requested by the Company's investors and analysts. The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt. These Non-GAAP financial measures have limitations as an analytical tool as they exclude the financial impact of transactions necessary to conduct Comtech’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. These measures are adjusted as described in the reconciliation of GAAP to Non-GAAP in the below table, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review the GAAP financial results that are disclosed in Comtech’s SEC filings. We have not quantitatively reconciled our fiscal 2016 Adjusted EBITDA guidance and fiscal 2017 Adjusted EBITDA targets to the most directly comparable GAAP measures because items such as stock-based compensation, adjustments to the provision for income taxes, amortization of intangibles, costs related to our acquisition plan and interest expense are certain items that impact these measures, have not yet occurred, are out of our control, or cannot be predicted. For example, quantification of stock-based compensation expense requires inputs such as the number of shares granted and market price that are not currently ascertainable. Accordingly, reconciliations to the Non-GAAP forward looking metrics are not available without unreasonable effort and such unavailable reconciling items could significantly impact our financial results.

	Three months ended April 30,		Nine months ended April 30,
	2016	2015	2016	2015

Reconciliation of GAAP Net Income to Adjusted EBITDA:
GAAP net (loss) income	$(14,355,000)	4,960,000	(10,440,000)	17,770,000
Income taxes	(2,510,000)	2,235,000	(994,000)	8,107,000
Net interest (income) expense and other	3,468,000	(35,000)	3,394,000	125,000
Amortization of stock-based compensation	1,041,000	1,244,000	3,166,000	3,642,000
Depreciation and other amortization	7,858,000	3,227,000	13,426,000	9,578,000
Acquisition plan expenses	16,960,000	—	20,689,000	—
Strategic alternatives analysis expenses	—	—	—	585,000
Adjusted EBITDA	$12,462,000	11,631,000	29,241,000	39,807,000

ECMTL
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